As filed with the Securities and Exchange Commission on December 26, 2000
                                                   Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------

                               DAOU SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                   33-0284454
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

        5120 SHOREHAM PLACE                             92122
        SAN DIEGO, CALIFORNIA                         (Zip Code)
(Address of principal executive offices)

                    DAOU SYSTEMS, INC. 1996 STOCK OPTION PLAN
                            (Full title of the plan)

                                JAMES T. ROBERTO
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               DAOU SYSTEMS, INC.
                               5120 SHOREHAM PLACE
                           SAN DIEGO, CALIFORNIA 92122
                                 (619) 452-2221
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                 WITH A COPY TO:

                                   ALAN HARVEY
                                BAKER & MCKENZIE
                        1301 MCKINNEY STREET, SUITE 3300
                              HOUSTON, TEXAS 77010
                                 (713) 427-5000
                      ------------------------------------
                         CALCULATION OF REGISTRATION FEE

===================================== ================= ==================== ==================== ==================

       TITLE OF EACH CLASS OF                            PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
          SECURITIES TO BE              AMOUNT TO BE    OFFERING PRICE PER   AGGREGATE OFFERING     REGISTRATION
           REGISTERED (1)              REGISTERED (1)      SECURITY (2)           PRICE (2)              FEE
------------------------------------- ----------------- -------------------- -------------------- ------------------

Common Stock, $.001 par value per     1,000,000 Shares        $ 35/64             $546,875             $137.00
share
===================================== ================= ==================== ==================== ==================

(1) These shares represent shares of common stock of DAOU Systems, Inc. (the "Company"), $.001 par value per share (the "Common Stock"), which have come available for issuance under the DAOU Systems, Inc. 1996 Stock Option Plan, as amended (the "Plan"), as a result of an amendment approved by the Company's stockholders at the Annual Meeting of Stockholders held May 31, 2000 increasing the number of shares subject to the Plan from 4,000,000 to 5,000,000. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on December 20, 2000, as reported on the Nasdaq Stock Market.


          THE 1,000,000 SHARES OF COMMON STOCK REGISTERED HEREBY ARE BEING REGISTERED TO INCREASE THE NUMBER OF REGISTERED SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN. PURSUANT TO INSTRUCTION E OF FORM S-8, THE CONTENTS OF THE COMPANY'S REGISTRATION STATEMENTS ON FORM S-8 AS FILED WITH SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 1997, REGISTRATION NO. 333-29745, AND JULY 24, 1998, REGISTRATION NO. 333-59795, ARE INCORPORATED BY REFERENCE.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 22, 2000.


                                 DAOU SYSTEMS, INC.



                                 By:    /s/ JAMES T. ROBERTO
                                        --------------------------------------
                                 Name:  JAMES T. ROBERTO
                                 Title: President and Chief Executive Officer


                                POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Georges J. Daou and James T. Roberto, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as that attorney-in-fact may deem necessary or appropriate.

                SIGNATURE                                        TITLE                            DATE
               -----------                                     ---------                        ---------

/s/ GEORGES J. DAOU                         Chairman of the Board                             December 22, 2000
---------------------------------------
GEORGES J. DAOU



/s/ JAMES T. ROBERTO                        President, Chief Executive Officer, and           December 22, 2000
---------------------------------------
JAMES T. ROBERTO                            Director (Principal Executive Officer)



/s/ NEIL R. CASSIDY                         Executive Vice President, Chief Financial         December 22, 2000
---------------------------------------
NEIL R. CASSIDY                             Officer, and Secretary (Principal Financial
                                            and Accounting Officer)


                                            Director                                          December 22, 2000
---------------------------------------
DAVID W. JAHNS




                                            Director                                          December 22, 2000
---------------------------------------
KEVIN M. FICKENSCHER




/s/ LARRY D. GRANDIA                        Director                                          December 22, 2000
---------------------------------------
LARRY D. GRANDIA

                                  EXHIBIT INDEX

EXHIBIT
NUMBER        DESCRIPTION
--------      -----------
    5.1       Opinion of Baker & McKenzie

   23.1       Consent of Baker & McKenzie (included in Exhibit 5.1)

   23.2       Consent of Ernst & Young LLP

   23.3       Consent of Deloitte & Touche LLP

   24.1       Power of Attorney (see signature pages of Registration Statement)